EXHIBIT (e)(1)(b)

    AMENDED SCHEDULE A to MASTER DISTRIBUTION AGREEMENT

Dated: October 3, 2017

	Classes(1)
	A	C	I	R	R6	Y
Calvert Management Series	Distribution Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Tax-Free Responsible Impact Bond Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Unconstrained Bond Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
The Calvert Fund
Calvert Income Fund	0.25%	0.75/0.25%	None	0.50/0.25%(2)	N/A	None
Calvert Short Duration Income Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Long-Term Income Fund	0.25%	N/A	None	N/A	N/A	N/A
Calvert Ultra-Short Income Fund	0.25%	N/A	None	N/A	None	None
Calvert High Yield Bond Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Core Responsible Index Fund	0.25%	0.75/0.25%	None	N/A	None	None
Calvert U.S. Large Cap Growth Responsible Index Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert U.S. Large Cap Value Responsible Index Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert U.S. Mid Cap Core Responsible Index Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Developed Markets Ex-U.S. Responsible Index Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Impact Fund, Inc.
Calvert Small Cap Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Global Energy Solutions Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Global Water Fund	0.25%	0.75/0.25%	None	N/A	N/A	None
Calvert Green Bond Fund	0.25%	N/A	None	N/A	N/A	None

	Classes(1)
	A	C	I	R	R6	Y
Calvert Social Investment Fund	Distribution Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Balanced Portfolio	0.25%(3)	0.75/0.25%	None	N/A	N/A	None
Calvert Bond Portfolio	0.25%(4)	0.75/0.25%	None	N/A	None	None
Calvert Equity Portfolio	0.25%	0.75/0.25%	None	N/A	None	0.25%
Calvert Conservative Allocation Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%
Calvert Moderate Allocation Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%
Calvert Aggressive Allocation Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%
Calvert World Values Fund, Inc.
Calvert International Equity Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%
Calvert Capital Accumulation Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%
Calvert International Opportunities Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%
Calvert Emerging Markets Equity Fund	0.25%	0.75/0.25%	None	N/A	N/A	0.25%

(1)

The fees shown are the fees authorized by the Board to be paid to EVD under the relevant distribution plan.

(2)

The Master Distribution Plan for Class R Shares authorizes distribution fees of up to 0.50% annually.  The Board has authorized distribution fees of 0.25% annually.

(3)

For Calvert Balanced Portfolio, the fee is applied on assets under management (AUM) over $30 million.

(4)

The Master Distribution Plan for Class A Shares authorizes distribution fees of up to 0.25% annually.  The Board has authorized distribution fees of 0.20% annually.